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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND REPORT ON SCHEDULES

We consent to the use in this registration statement on Form S-1 of our report dated September 23, 2011, relating to the consolidated financial statements of Isola Group S.a.r.l. and Subsidiaries appearing in the prospectus, which is part of this registration statement, and to the references to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of Isola Group S.a.r.l., listed in the Index at Item 16(b). These financial statement schedules are the responsibility of Isola Group S.a.r.l.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/S/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
October 31, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULES